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         Exhibit 15.1 Letter Re: Unaudited Interim Financial Information

The Board of Directors
The Price REIT, Inc.

We are aware of the incorporation by reference in this Current Report (Form 8-K) of Kimco Realty Corporation of our report dated October 27, 1997 relating to the unaudited condensed consolidated interim financial statements of The Price REIT, Inc. that is included in its Form 10-Q for the quarter ended September 30, 1997.


                                                           /s/ Ernst & Young LLP

San Diego, California
January 28, 1998